Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654

312 862-2000	Facsimile:
312 862-2200

www.kirkland.com

November 9, 2010

Chemtura Corporation

199 Benson Road

Middlebury, Connecticut 06749

Re:	Shares of Common Stock, $0.01 par value

Ladies and Gentlemen:

We have acted as special counsel to Chemtura Corporation, a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of a proposed issuance of up to an aggregate of 11,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), pursuant to the Chemtura Corporation 2010 Long-Term Incentive Plan (the “Plan”).

For purposes of this letter, we have examined such documents, resolutions, records, certificates, memoranda and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the assumptions and limitations stated in this letter, we advise you that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act, (ii) the Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan and the Company’s Amended and Restated Certificate of Incorporation and Bylaws upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to the par value of the Common Stock at such time), and (iii) the Shares are registered by the transfer agent and registrar of the Company, the Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue in its Amended and Restated

Chemtura Corporation

November 9, 2010

Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan by at least the number of Shares which may be issued in connection with the Plan, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. Our opinion assumes that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP